UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Schedule 14C

(Rule 14c-101)

Schedule 14C Information
Information Statement pursuant to Section 14(c) of the
Securities Exchange Act of 1934 (Amendment No.  )

Check the appropriate box:

□ Preliminary information statement.

□ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

⌧ Definitive information statement.

North Square Investments Trust

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

⌧	No fee required.

□	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

□	Fee paid previously with preliminary materials.

□	Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, schedule or registration statement no.:
(3)	Filing party:
(4)	Date filed:

NORTH SQUARE STRATEGIC INCOME FUND
A SERIES OF NORTH SQUARE INVESTMENTS TRUST
10 South LaSalle Street, Suite 1925
Chicago, IL 60603

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

September 16, 2021

As a shareholder of the North Square Strategic Income Fund (the “Fund”), a series of North Square Investments Trust (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to a change of control of the Fund’s subadviser.  This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail.  We encourage you to access and review all of the important information contained in the Information Statement.  As described below, the Information Statement is for informational purposes only and as a shareholder of the Fund you need not take any action.

Summary of Information Statement

The Information Statement concerns the Fund’s subadviser, Red Cedar Investment Management, LLC (the “Subadviser”), which was 100% owned by The 4100 Group, Inc. (the “4100 Group”), a subsidiary of Delta Dental of Michigan and Delta Dental of Ohio. As a result of a recapitalization of the Subadviser (the “Transaction”), key members of the existing management team of the Subadviser (acting collectively through a new limited liability company, Bridge & Vine, LLC) received an equity stake in the Subadviser. The closing of the Transaction resulted in a technical change of control of the Subadviser under the Investment Company Act of 1940, as amended, and the automatic termination of the previous subadvisory agreement between North Square Investments, LLC (the “Adviser”) and the Subadviser.  At a meeting of the Fund’s Board of Trustees (the “Board”) on September 30, 2020, the Board approved, pursuant to the Manager of Managers Order (as defined below), a new subadvisory agreement (the “Subadvisory Agreement”) between the Adviser and the Subadviser, subject to the closing of the Transaction.  The Transaction closed on October 1, 2020, with the Subadvisory Agreement going into effect on that date.  The terms of the Subadvisory Agreement are substantively identical to the terms of the previous subadvisory agreement with the Subadviser, including with respect to the fee rates payable under the Subadvisory Agreement.

The Adviser has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits, among other matters, the Adviser, subject to certain conditions, to enter into a new subadvisory agreement with an unaffiliated subadviser (or subadvisers) or to change the terms of an existing subadvisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Fund’s Board.  Although approval of the new Subadvisory Agreement by the Fund’s shareholders is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy.  You may view and print the full Information Statement on the Fund’s website at Northsquareinvest.com. The Information Statement will be available on the website until at least September 30, 2022.  To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document.  You may request a paper copy or PDF via email of the Information Statement be sent to you, free of charge, by contacting the Fund in writing at North Square Funds, c/o U.S. Bank Global Fund Services, P.O. Box 2175, Milwaukee, Wisconsin 53201 or calling 855-551-5521 by November 30, 2021.  If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to North Square Funds, c/o U.S. Bank Global Fund Services, P.O. Box 2175, Milwaukee, Wisconsin 53201, calling 855-551-5521 or downloading them from the website at Northsquareinvest.com.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders.  If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at North Square Funds, c/o U.S. Bank Global Fund Services, P.O. Box 2175, Milwaukee, Wisconsin 53201 or calling 855-551-5521.  If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice.  If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at North Square Funds, c/o U.S. Bank Global Fund Services, P.O. Box 2175, Milwaukee, Wisconsin 53201 or calling 855-551-5521, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

NORTH SQUARE STRATEGIC INCOME FUND
A SERIES OF NORTH SQUARE INVESTMENTS TRUST
10 South LaSalle Street, Suite 1925
Chicago, IL 60603

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of this Information Statement is being mailed on or about September 16, 2021. This Information Statement is being made available to shareholders of North Square Strategic Income Fund (the “Fund”), a series of North Square Investments Trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that North Square Investments, LLC (the “Adviser”) received from the U.S. Securities and Exchange Commission (the “SEC”).  The Manager of Managers Order permits, among other matters, the Adviser, subject to certain conditions, including the approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain or replace an unaffiliated subadviser (or subadvisers).

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part.  We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS ADVISORY AGREEMENT

The Adviser, located at 10 South LaSalle Street, Suite 1925, Chicago, Illinois 60603, serves as investment adviser to the Fund pursuant to an investment advisory agreement (the “Advisory Agreement”), dated as of May 10, 2019, as amended, and most recently renewed by the Board at its meeting held on June 24, 2021.

Under the Advisory Agreement, the Adviser, among other matters, monitors the performance of the subadviser on an ongoing basis.  Factors it considers with respect to the selection and retention of a subadviser include, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results.  As compensation for its services, the Adviser receives a management fee from the Fund and, from this management fee, the Adviser pays the subadviser a subadvisory fee. Subadvisers serve pursuant to separate subadvisory agreements with the Adviser under which the subadviser manages all or a portion of a fund’s investment portfolio, as determined by the Adviser.

RED CEDAR INVESTMENT MANAGEMENT, LLC AND THE SUBADVISORY AGREEMENT
Prior to October 1, 2020, Red Cedar Investment Management, LLC (the “Subadviser”) was a wholly-owned subsidiary of The 4100 Group, Inc. (the “4100 Group”), a subsidiary of Delta Dental of Michigan and Delta Dental of Ohio. As a result of a recapitalization of the Subadviser (the “Transaction”), key members of the existing management team of the Subadviser (acting collectively through a new limited liability company, Bridge & Vine, LLC) received an equity stake in the Subadviser. The closing of the Transaction resulted in a technical change of control of the Subadviser under the 1940 Act, and the automatic termination of the previous subadvisory agreement between the Adviser and the Subadviser.  At a meeting of the Board on September 30, 2020, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved, pursuant to the Manager of Managers Order, a new subadvisory agreement (the “Subadvisory Agreement”) between the Adviser and the Subadviser, subject to the closing of the Transaction.  The Transaction closed on October 1, 2020, with the Subadvisory Agreement going into effect on that date.  The terms of the Subadvisory Agreement are substantively identical to the terms of the previous subadvisory agreement with the Subadviser, including with respect to the fee rates payable under the Subadvisory Agreement.

Management Fees Paid to the Adviser and Subadvisory Fees Paid to the Subadviser

Under the Advisory Agreement, the Fund pays the Adviser an annual management fee of 0.70%, calculated daily and payable monthly, as a percentage of the Fund’s average daily net assets. The fee payable by the Fund to the Adviser did not change as a result of the Transaction. The Adviser has contractually agreed to waive its fees and/or pay for or reimburse operating expenses of the Fund to ensure that total annual fund operating expenses (excluding any taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, any acquired fund fees and expenses, expenses incurred in connection with any merger or reorganization, and extraordinary expenses such as litigation expenses) do not exceed 0.90% for the Class I shares.

The Adviser, in turn, pays the Subadviser an annual fee of 0.35% based on the Fund’s average daily net assets, out of its own assets, which payment rate to the Subadviser also did not change as a result of the Transaction.

	Fees paid by the Fund to the Adviser for the period from October 31, 2019, to October 31, 2020, net of any fee waiver and/or expense reimbursement*	Fees paid by the Adviser to the Subadviser for the period from October 31, 2019, to October 31, 2020
North Square Strategic Income Fund (fiscal year ended 10/31/20)	$56,940	$152,259
* The Adviser uses these fees, and/or its own funds if needed, to pay the Subadviser.

INFORMATION ABOUT THE SUBADVISER

The Subadviser, founded in 2013, is a Michigan limited liability company and a registered investment adviser registered with the SEC. After the consummation of the Transaction, Bridge and Vine, LLC and the 4100 Group owned 51% and 49%, respectively, of the Subadviser. The 4100 Group is located at 300 S. Washington Square, Suite 225, Lansing, Michigan 48933. The Subadviser and Bridge and Vine, LLC are located at 33 Bridge Street NW, Suite 601, Grand Rapids, Michigan 49504. As of December 31, 2020, the Subadviser managed approximately $1.5 billion in assets.

The following table provides information on the principal executive officers and directors of the Subadviser:

Name	Title/Responsibilities	Address
John L. Cassady III	Chief Executive Officer and Chief Investment Officer	33 Bridge Street NW, Suite 601 Grand Rapids, Michigan 49504
Matthew Swendiman	Chief Compliance Officer	Key Bridge Capital LLC 3050 K. Street NW, Suite 201 Washington, DC 20007
David Withrow	Director of Portfolio Management	33 Bridge Street NW, Suite 601 Grand Rapids, Michigan 49504
Michael Feldhaus	Director of Sales and Marketing	33 Bridge Street NW, Suite 601 Grand Rapids, Michigan 49504

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT

The Board, at its September 30, 2020 Board meeting (the “Meeting”), considered the new Subadvisory Agreement between the Adviser and the Subadviser, with respect to the Subadviser’s management of the Fund in light of the technical change of control of the Subadviser.  It was observed that the prior subadvisory agreement with the Subadviser (the “Prior Subadvisory Agreement”) would terminate upon the effectiveness of the Transaction. To avoid a disruption in services provided to the Fund upon the termination of the Prior Subadvisory Agreement, the Board considered and approved the new Subadvisory Agreement, with substantively identical terms to the Prior Subadvisory Agreement, that would go into effect upon consummation of the Transaction. Independent legal counsel to the Independent Trustees and Fund Counsel reviewed the SEC-enumerated factors that should be considered by a board in determining whether to approve a new investment management services or subadvisory agreement, indicating that the Board should use these factors in consideration of the approval of the Subadvisory Agreement, as well as such other factors as it deemed appropriate.

Nature, Extent and Quality of Services
The Board considered its analysis of various reports and presentations received by it at this Meeting, and as part of the 15(c) review process at the August 2020 Meeting (the “August Meeting”), detailing the services performed by the Subadviser, as subadviser for the Fund, as well as its history, reputation, expertise, resources and relative capabilities, and the qualifications of its personnel.  The Board also analysed the capabilities and financial condition of the Subadviser and noted the Adviser’s assessment and representation that the Subadviser has the capability and wherewithal to continue to carry out its responsibilities under the proposed Subadvisory Agreement.

The Board observed that the Chief Compliance Officer of the Fund continues to monitor the Subadviser’s code of ethics and compliance program and that no material concerns have been reported.  The Board reviewed the impending Transaction noting the Adviser’s comfort with the continuing financial strength of the Subadviser based on the Subadviser’s representations that its financial condition was expected to remain strong after the Transaction. The Board also noted the Adviser’s representation that no material changes were expected to the Subadviser’s personnel, investment philosophy, investment process or compensation structure post-Transaction. The Board also discussed the acceptability of the terms of the Subadvisory Agreement, including that, the new Subadvisory Agreement was substantially identical, in all material respects, to the Prior Subadvisory Agreement.  The Board noted its view that, based on the information it has received, the Transaction should not affect the high level of services that the Subadviser provides to the Fund. Additionally, the Board reviewed the Adviser’s process for monitoring and evaluating the Subadviser. The Board considered, in particular, management’s rationale for recommending the continued retention of the Subadviser.

Based on the foregoing, and based on other information received (both oral and written) and other considerations it deemed appropriate, including, in particular, the performance of the Fund (discussed below), as well as the Adviser’s recommendation that the Board approve entering into the Subadvisory Agreement with the Subadviser, which is unaffiliated with the Adviser, the Board concluded that the Subadviser was in a position to continue to provide services to the Fund at the same quality level that it provided pre-Transaction.

Investment Performance
For purposes of evaluating the nature, extent and quality of services provided under the Subadvisory Agreement, the Board reviewed the investment performance of the Fund.  In this regard, the Board reviewed the Fund’s current performance and considered its review at the August Meeting of the Fund’s performance, observing that the Subadviser had only been serving the Fund since February 2020.

Comparative Fees, Costs of Services Provided
The Board reviewed the comparative fees and the costs of services to be provided under the Prior Subadvisory Agreement.  The Board reviewed the proposed level of subadvisory fees under the proposed Subadvisory Agreement, noting that the proposed subadvisory fees payable to the Subadviser would be paid by the Adviser and would not impact the fees paid by the Fund.  The Trustees observed that fees paid under the proposed Subadvisory Agreement are identical to those paid under the Prior Subadvisory Agreement reviewed and approved in September 2019. The Board concluded that the Fund's subadvisory fees continue to be fair and reasonable in light of the extent and quality of services that the Fund receives.

Economies of Scale
The Board recognized that, because the Subadviser’s fees would be paid by the Adviser and not the Fund, the analysis of economies of scale and profitability was more appropriate in the context of the Board’s consideration of the Fund’s Advisory Agreement, which was separately considered and renewed at the August Meeting.

Based on all of the foregoing, including all of the information received and presented (including the information reviewed and considered at the August Meeting), the Board, including the Independent Trustees, concluded that the subadvisory fees were fair and reasonable in light of the extent and quality of services to be provided.

On September 30, 2020, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement. In reaching this conclusion, no single factor was determinative.

ADDITIONAL INFORMATION ABOUT THE FUND

Fund Administrator and Transfer Agent
U.S. Bank Global Fund Services, located at P.O. Box 701, Milwaukee, Wisconsin 53201, serves as the administrator and transfer agent of the Fund.

Principal Underwriter
Compass Distributors, LLC, located at Three Canal Plaza, Suite 100, Portland, Maine 04101, serves as the principal underwriter and distributor of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to North Square Funds, c/o U.S. Bank Global Fund Services, P.O. Box 2175, Milwaukee, Wisconsin 53201 or calling 855-551-5521. Copies are also available on the website Northsquareinvest.com.

SHARE OWNERSHIP

As of July 30, 2021, the Trustees and officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of each class of the Fund.

As of July 30, 2021, the shareholders below owned beneficially or of record 5% of more of the Class I shares of the Fund. A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control. Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Fund.

Name and Address	% Ownership
North Square Strategic Income Fund Class I
National Financial Services LLC For Exclusive Benefit of Customers Attn: Mutual Funds Department, 4th Floor 499 Washington Boulevard Jersey City, NJ 07310-1995	64.06%
Charles Schwab & Company, Inc. Special Custody Account for the Benefit of Customers Attn: Mutual Funds 211 Main Street San Francisco, CA 94105-1905	28.74%

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year.  Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders.  If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at North Square Funds, c/o U.S. Bank Global Fund Services, P.O. Box 2175, Milwaukee, Wisconsin 53201 or calling 855-551-5521.  If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement.  If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at North Square Funds, c/o U.S. Bank Global Fund Services, P.O. Box 2175, Milwaukee, Wisconsin 53201 or calling 855-551-5521, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.